UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2016

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers

On July 18, 2016, Mr. Stephen E. Pirnat notified Profire Energy, Inc. (the "Company") of his decision not to stand for re-election to the Company's Board of Directors ("Board") at the Company's 2016 Annual Meeting of Stockholders ("2016 Annual Meeting"). Mr. Pirnat will continue to serve as a Director until the election of Directors at the 2016 Annual Meeting. Mr. Pirnat's decision to resign did not involve any disagreement with the Company, the Company's managers, or the Board of Directors.
Item 8.01. Other Events.
On July 22, 2016, the Company issued a press release relating to Mr. Pirnat's decision not to stand for reelection. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.
Exhibit Number	Description of Exhibits
99.1	Press Release dated July 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: July 22, 2016	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer